Exhibit 10.24.1

MEP I Form

The Cheesecake Factory Incorporated
2010 Stock Incentive Plan, last Amended June 8, 2017

NOTICE OF GRANT AND

RESTRICTED SHARE AGREEMENT

Notice is hereby given of the following Option Grant to purchase Shares and/or Award of Restricted Shares of The Cheesecake Factory Incorporated, a Delaware corporation (“Company”), pursuant to the 2010 Stock Incentive Plan, last amended June 8, 2017(“Plan”).  In consideration of the promises and of the mutual agreements contained in this Notice of Grant and Stock Option Agreement and/or Restricted Share Agreement (“Agreement”), the parties hereto agree as follows:

Section 1.  Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Plan.  Otherwise, as used in this Agreement, the following terms shall have the following respective meanings:

Award	The Restricted Shares granted in accordance with this Agreement
Code	The Internal Revenue Code of 1986, as amended
Company	The Cheesecake Factory Incorporated, a Delaware corporation
Date of Grant	[date]
Participant	[name]
Participant MEP Commencement Date	[Participant’s MEP entry date]
Participant MEP Program	MEP I Program
MEP Year	A period of four full fiscal quarters of the Company, with the initial MEP Year Commencing on Participant’s MEP Commencement Date.
Restricted Shares	The Shares of the Company’s Common Stock awarded to Participant pursuant to the Plan, the MEP and this Agreement.
Number of Restricted Shares Awarded	[ ] Restricted Shares
Restricted Shares Vesting Dates	See Section 7 below.

Section 2.  Designation of Award.  Subject to the terms and conditions of the Plan, Participant’s MEP Program adopted by the Company under the Plan, and this Agreement, the Company grants to Participant the number of Restricted Shares shown above.

Section 3.  Interpretation.  The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety.  Participant hereby agrees to be bound by the terms of the Plan, Participant’s MEP Program and this Agreement and acknowledges that the Award is granted subject to and in accordance with the Plan, Participant’s MEP Program and this Agreement.  In the event of a conflict between any provision of this Agreement, Participant’s MEP Program and the Plan, the provisions of the Plan shall control.  By execution below, Participant acknowledges receipt of a copy of the 2010 Stock Incentive Plan Summary and Prospectus. A copy of the Plan and Participant’s MEP Program is available, without charge, upon request from the Company’s Stock Plan Administrator.

Section 4.  Restricted Shares and Forfeiture.  The unvested portion of the Award is subject to forfeiture.  Except as provided in this Agreement, in order to vest in and not forfeit the Restricted Shares, the Participant must remain in Service until the applicable Restricted Shares Vesting Date and, until the Restricted Shares Vesting Date, the Participant may not transfer (within the meaning described in Section 8) any unvested Restricted Stock Shares (“Restrictions”).

Section 5.  Performance Objectives.  The Company, in its sole discretion, will establish financial objectives for Participant’s restaurant(s) (“Performance Objectives”).  Following each full fiscal quarter of the Company ending after Participant’s MEP Commencement Date, Participant’s Area Director and Regional Vice President of Operations will award “points” to Participant under Participant’s MEP Program based upon Participant’s attainment of the Performance Objectives for that fiscal quarter. Among other factors, in order to remain in “good standing” under Participant’s MEP Program, Participant must achieve the minimum number of points in each fiscal quarter and each MEP Year specified in Participant’s MEP Program.  The specific terms and conditions concerning the award of points and the maintenance of “good standing” are set forth in Participant’s MEP Program incorporated herein by this reference.

Section 6.  Dividend and Voting Rights For Restricted Shares.  After the Date of Grant, Participant shall be entitled to voting rights with respect to the Restricted Shares even though the Restrictions have not lapsed, provided that such rights shall terminate immediately as to any Restricted Shares that are forfeited pursuant to this Agreement.  If any dividends are declared and paid on Shares, then such dividends (whether in the form of cash or Shares) shall be subject to the same vesting conditions and restrictions as the Restricted Shares with respect to which the dividends were paid and Participant shall not be entitled to receive any such dividends until the Restrictions have lapsed.  If the Board makes any adjustment pursuant to Section 11 of the Plan and the Restrictions have not lapsed as to the Restricted Shares prior to such adjustment, the Restrictions and forfeiture provisions of this Agreement shall be applicable to any additional Shares resulting from such adjustment to the same extent as the Restrictions and forfeiture provisions of this Agreement and forfeiture provisions of this Agreement applicable to the Restricted Shares to which the additional Shares relate.

Section 7.  Vesting Date; Lapse of Restrictions.

Except as provided in the Plan, the Participant’s MEP Program or this Agreement, the Restricted shares shall vest as follows:

(a)                                 The Restricted shares shall lapse on the sixtieth (60th) day after the end of the fiscal quarter in which Participant has successfully completed twenty (20) quarters of participation in the MEP Program.  In the event of Participant’s death or Disability, the portion of the Award that would have otherwise vested during the period beginning on the date of such death or Disability and ending on the date twelve (12) months thereafter shall vest as of the date of the Participant’s death or Disability provided that the Participant is in good standing under the MEP Program as of the date of such death or Disability. If, prior to the vesting of the Restricted shares, Participant fails to achieve the Performance Objectives as outlined in Participant’s MEP Program, the Restricted shares shall be cancelled.

(b)                                 If Participant is promoted to a non-MEP eligible position with the Company prior to the applicable Vesting Date, the Restricted shares shall vest on the specified Vesting Date, provided that Participant is still in Service with the Company on such date and Participant achieves a satisfactory performance rating in Participant’s new position.

(c)                                  If Participant accepts an offer of demotion to a non-MEP eligible position prior to the applicable Vesting Date, the Restricted shares shall be cancelled.

(d)                                 In the event Participant takes a leave of absence from employment with the Company, the Restricted shares shall vest in accordance with the provisions regarding Leaves of Absence set forth in Participant’s MEP Program.

(e)                                  Vested Restricted Shares may be settled in (i) Shares, (ii) cash, or (iii) a combination of both, as determined by the Committee.  Until the Award is settled, the number of Restricted Shares subject to the Award shall be subject to adjustment pursuant to Section 11 of the Plan.  Whenever cash is used to settle some or all of Participant’s Restricted Shares, the Fair Market Value (determined as of the Vesting Date) shall be used to determine the amount of cash to be provided to Participant.  Vested Restricted Shares will entitle Participant to receive upon the Vesting Date a whole number of Shares and/or cash such that the aggregate value provided to Participant equals the Fair Market Value multiplied by the total number of vested Restricted Shares being settled.  Settled Restricted Shares shall be immediately canceled and no longer outstanding and Participant shall have no further rights or entitlements related to those settled Restricted Shares.

Section 8.  Restrictions on Transfer.

(a)                                 Prior to the time that the Restrictions have lapsed with respect to Restricted Shares, the Restricted Shares, nor any interest therein, or amount payable in respect thereof maybe Transferred in any way, either voluntarily or involuntarily.  The Transfer restrictions in the preceding sentence shall not apply to: (i) transfers to the Company; (ii) transfers by will or the laws of descent and distribution; or (iii) transfers pursuant to a QDRO.  Upon and after the time any Restrictions shall have lapsed, Participant shall be permitted to transfer the Shares as to which the Restrictions have lapsed subject to applicable securities law requirements, the Company’s Special Trading Policy and Procedures, and any other applicable laws or regulations.

(b)                                 Any attempted Transfer of the Option or Restricted Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, or Restricted Shares, except pursuant to a QDRO, shall be null and void and without effect.

Section 9. Designation of Beneficiary.  Participant may designate one or more beneficiaries with respect to this Award by timely filing the prescribed beneficiary designation form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time prior to the Participant’s death.  If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested portion of the Award shall be transferred or distributed to the Participant’s estate.

Section 10.   No Tax or Other Advice from Company.  The Company has not provided any tax, legal or financial advice to Participant, and the Company has not made any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan or this Agreement.

Section 11. Tax Withholding.  The Company in its discretion shall be entitled to require a cash payment by or on behalf of Participant and/or deduct from other compensation payable to Participant any sums required by federal, state, local or foreign tax law or regulation to be withheld with respect to the lapsing of any Restrictions.  If Participant makes the election permitted by Section 83(b) of the Code to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then Participant shall notify the Company of such election within 10 days after filing the notice of the election with the Internal Revenue Service.  PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.  MOREOVER, PARTICIPANT IS RELYING SOLELY ON PARTICIPANT’S OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A CODE SECTION 83(B) ELECTION.

Section 12.  Notices.  All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)                                 if to the Company:

The Cheesecake Factory Incorporated
                                                26901 Malibu Hills Road
                                                Calabasas Hills, California  91301
                                                Attention:  General Counsel

If to the Company, to exercise an Option:

The Cheesecake Factory Incorporated
                                                26901 Malibu Hills Road
                                                Calabasas Hills, California  91301
                                                Attn: Stock Plan Administrator

(b)                                 if to Participant:

The last address set forth in the Company’s records or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (ii) in the case of nationally recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that date on which the piece of mail containing such communication is posted.

Section 13.  Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 14.  Participant’s Undertaking.  Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or affect one or more of the obligations or restrictions imposed on Participant pursuant to the express provisions of this Agreement and the Plan.

Section 15.  Modification of Rights.  The rights of Participant are subject to modification and termination in certain events as provided in this Agreement and the Plan.

Section 16.  Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.  IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 17.  Resolution of Disputes.

(a)                                 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the Plan shall be settled by binding arbitration held in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 20.  This Section 20 shall be construed and enforced in accordance with the Federal Arbitration Act, notwithstanding any other choice of law provision in this Agreement.  Notwithstanding the foregoing:

Any party hereto may, in its discretion, apply to a court of competent jurisdiction for equitable relief.  Such an application shall not be deemed a waiver of the right to compel arbitration pursuant to this Section.

(b)                                 Arbitrators. The panel to be appointed shall consist of three neutral arbitrators:  one selected by the Company, one selected by the Participant, and one selected by the designees of the Company and Participant.

(c)                                  Procedures.  The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s).  The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision.

(d)                                 Authority.  The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys’ fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

(e)                                  Entry of Judgment.  Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction.  Company and Participant hereby submit to the in personam jurisdiction of the Federal and State courts in Los Angeles, California, for the purpose of confirming any such award and entering judgment thereon.

(f)                                   Confidentiality.  All proceedings under this Section 20, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrators.

(g)                                  Continued Performance.  The fact that the dispute resolution procedures specified in this Section 20 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith.

(h)                                 Tolling.  All applicable statutes of limitation shall be tolled while the procedures specified in this Section 20 are pending.  The parties will take such action, if any, required to effectuate such tolling.

(i)                                     Confidentiality.  All proceedings under this Section, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrators.

Section 18.  No Employment Commitment by Company.  Nothing in this Agreement or the Plan constitutes an employment commitment by the Company,  confers upon Participant any right to remain employed by the Company or any subsidiary, interferes in any way with the right of the Company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease Participant’s compensation or other benefits.

Section 19.  Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 20.  Entire Agreement.  This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 21.  Severability.  If any provision of this Agreement is found to be invalid or unenforceable, the invalidity or unenforceability shall not affect the validity of the remaining provisions hereof.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 22.  Compliance with Section 409A of the Code.  The Option and/or the Restricted Shares awarded under this Agreement, as the case may be, are intended in all respects not to subject the Participant to taxation under Section 409A of the Code.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or guidance that may be issued after the Date of Grant so that neither the Option nor any Restricted Shares will be subject to Code Section 409A.  In the event that the Company determines that any amounts will be taxable to Participant under Section 409A of the Code and related Department of Treasury guidance, the Company may, in its sole and absolute discretion, adopt such amendments to this Agreement (having prospective or retroactive effect), and/or take such other actions, as the Company determines to be necessary or appropriate to avoid the application of Section 409A of the Code to such Option or Restricted Shares.  No such amendment or other action shall be adopted or taken that will cause the Option and/or the Restricted Shares to be subject to Section 409A.

Section 23. Stock Certificates For Restricted Shares.

(a)                                 If Restricted Shares are awarded under this Agreement, the Company shall issue such Restricted Shares subject to this grant either: (i) in certificate form as provided below; or (ii) in book entry form, registered in the name of Participant with notations regarding the applicable restrictions on transfer imposed under this Agreement.

Any certificates representing Restricted Shares that may be delivered to Participant by the Company prior to the lapse of the Restrictions shall be promptly redelivered to the Company to be held by the Company until the Restrictions on such Shares shall have lapsed and the Shares shall thereby have become transferable or the Shares represented thereby have been forfeited hereunder.  Such certificates shall bear the following legend:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein is subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and The Cheesecake Factory Incorporated.  A copy of such Agreement is on file in the office of the Secretary of The Cheesecake Factory Incorporated.”

(b)                                 After the lapse of the Restrictions with respect to any of the Restricted Shares, the Company shall, as applicable, either remove the notations on any of the Restricted Shares issued in book entry form as to which the Restrictions have lapsed or deliver to Participant a certificate or certificates evidencing the number of Restricted Shares as to which the Restrictions have lapsed.  Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or Disability, as the case may be) shall deliver to the Company any representations or other documents or assurances required in accordance with the Plan.  The Shares so delivered shall no longer be Restricted Shares.

(c)                                  If Restricted Shares are awarded under this Agreement, concurrently with the execution and delivery of this Agreement, Participant shall deliver to the Company an executed Stock Power and Assignment Separate from Certificate in the form attached hereto as Exhibit A, in blank, with respect to such Shares.  Participant, by acceptance of the grant of Restricted Shares, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its authorized representatives as Participant’s attorney(s) in fact to effect any transfer of forfeited Shares (or Shares otherwise reacquired or withheld by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

THE CHEESECAKE FACTORY INCORPORATED,
a Delaware corporation

By:
Name and title: David Overton, Chairman of the Board and Chief Executive Officer
Its Authorized Officer

BY EXECUTION BELOW I ACCEPT ALL TERMS AND CONDITIONS OF THE NOTICE OF GRANT AND THE OTHER DOCUMENTS REFERENCED HEREIN

PARTICIPANT:

(Signature)

(Print Name)

Address for Notice:

(Please execute and return this Notice of Grant to the Company’s Stock Plan Administrator
at the address above; keep a copy for your records)

Attachments:

•                  Exhibit A — Stock Power (Attached only if Restricted Shares are awarded)

•                  2010 Stock Incentive Plan Summary and Prospectus

•                  Special Trading Policy and Procedures

•                  Online Grant Agreement Acceptance Acknowledgment

•                  SEC Filing List (prospectus supplement)

EXHIBIT A

STOCK POWER AND

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                             (              ) shares of the Common Stock, $0.01 par value per share, of The Cheesecake Factory Incorporated, a Delaware corporation (the “Company”), standing in the name of                       on the books of the Company represented by Certificate No.          herewith and does hereby irrevocably constitute and appoint                                                 attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated

Printed Name